UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2017

ACRO BIOMEDICAL CO., LTD.
(Exact name of registrant as specified in Charter)

Nevada	333-207765	47-1950356
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

6F. No.398, Xingshan Rd., Neihu Dist.

Taipei City 114

Taiwan, Republic of China

 (Address of Principal Executive Offices)

+886-2-2790-6189

 (Registrant’s Telephone number)

Killer Waves Hawaii, Inc.

P.O.Box 731

Lawai, HI 96765

(Former name and address)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On January 30, 2017, Gordon Lett sold to Pao-Chi Chu, Shih-To Li and Cheng-Hsiang Kao a total of 12,000,000 shares common stock, constituting 76.3% of the Issuer’s common stock and representing all of the Issuer’s securities owned by Mr. Lett, for a total consideration of $245,000. Of the 12,000,000 shares, Mr. Chu purchased 10,000,000 shares, representing 63.6% of the outstanding shares, Mr. Li purchased 1,680,000 shares (10.7%), and Mr. Kao purchased 320,000 (2.0%).

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2017, Gordon Lett, who was president, chief executive officer, chief financial officer and a director of the Issuer, and Marian Prosser, who was secretary and a director, resigned as directors and officers of the Issuer. Mr. Lett and Ms. Prosser were the Issuer’s only officers and directors. Mr. Lett’s resignation as a director was effective upon the election by the Issuer’s stockholders of a successor director. Mr. Lett’s resignation as an officer and Ms. Prosser’s resignation as a director and officer were effective contemporaneously with the sale of by Mr. Lett of 12,000,000 to Messrs. Pao-Chi Chu, Shih-To Li and Cheng-Hsiang Kao.

On January 30, 2017, Messrs. Chu, Li and Kao, as the holders of 12,000,000 shares, or 76.3% of the Issuer’s outstanding common stock, by a written consent, elected Mr. Chu as the sole director of the Issuer.

On January 30, 2017, Mr. Chu, as sole director, executed an action in writing appointing himself as chief executive office, president, chief financial officer and secretary. Mr. Chu does not have an employment agreement with the Issuer.

Mr. Chu, age 63, has served as the chairman of Mucho Biotech Co., Ltd., Mucho Furich Co., Ltd., and Mucho Biomedical Co., Ltd., companies engaged in applications of cordyceps since 2006 and which are controlled by Mr. Chu. Mr. Chu has more than ten years of experience in the biotech industry with a focus on initiating the integration of cordyceps technology development, which includes cordyceps strains management, cordyceps cultivation, food processing and health products development. Cordyceps is a fungus that is used in traditional Chinese medicine. Mr. Chu is a graduate of Fu Jen Catholic University in Taipei, Taiwan.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 30, 2017, Messrs. Chu, Li and Kao, as the holders of 12,000,000 shares, or 76.3% of the Issuer’s outstanding common stock, by a written consent, elected Mr. Chu as the sole director of the Issuer.

On January 30, 2017, the sole director adopted restated articles of incorporation which changed the Issuer’s corporate name to Acro Biomedical Co., Ltd. and restated by-laws. The restated articles of incorporation were approved on January 30, 2017 by a written consent of Messrs. Chu, Li and Kao, as the holders of 12,000,000 shares, or 76.32% of the Issuer’s outstanding common stock. On January 31, 2017, the restated articles of incorporation were filed with the Secretary of State of the State of Nevada.

The restated by-laws:

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;
•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, and not by the stockholders;
•	provide that stockholders can only call a special meeting if the request is made by the holders of two-thirds of the entire capital stock entitled to vote;

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•	provide that, if a matter is to be brought before a meeting of stockholders which is not specified in the notice of meeting or brought at the direction of the board of directors, it can only be brought up at the meeting if brought by stockholders of record holding two-thirds of the outstanding stock;
•	provide that our bylaws may be amended only by either the affirmative vote of two-thirds of the stockholders entitled to vote or by the board of directors;
•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;
•	does not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose; and
•	provide that any person who acquires equity in us shall be deemed to have notice and consented to the forum selection provision of our bylaws, which requires that actions to be brought only in the City of Las Vegas, Clark County, Nevada.

Item 9.01 Financial Statements and Exhibits.

Exhibits

3.1	Amended and restated articles of incorporation

3.2	Amended by-laws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017	ACRO BIOMEDICAL CO., LTD.

	By:	/s/ Pao-Chi Chu
Pao-Chi Chu
Chief Executive Officer

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